Exhibit B
JOINT FILING AND SOLICITATION AGREEMENT
WHEREAS, certain of the undersigned are stockholders, direct or beneficial, of Ceragon Networks, Ltd., an Israeli corporation (the “Company”);
WHEREAS, Aviat Networks, Inc., a Delaware corporation (“Aviat”), Weinstock Legacy, LLC and Craig Weinstock wish to form a group for the purpose of seeking representation on the Company’s Board of Directors (the “Board”) at an extraordinary general meeting of the shareholders of the Company (including any adjournments, postponements, reschedulings or continuations thereof, the “Meeting”) and for the purpose of taking all other action necessary to achieve the foregoing.
NOW, IT IS AGREED, this 25th day of June 2022 by the parties hereto:
1.    In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned (collectively, the “Group”) agrees to the joint filing on behalf of each of them of statements on Schedule 13D, and any amendments thereto, with respect to the securities of the Company. Each member of the Group shall be responsible for the accuracy and completeness of his, her or its own disclosure therein, and is not responsible for the accuracy and completeness of the information concerning the other members, unless such member knows that such information is inaccurate. Aviat or its representative shall provide each member of the Group with copies of all Schedule 13D filings and other public filings to be filed on behalf of such member as soon as practicable prior to the filing or submission thereof.
2.    So long as this Agreement is in effect, each of the undersigned shall provide written notice to Erin Boase, General Counsel and VP of Legal Affairs of Aviat of (i) any of their purchases or sales of securities of the Company, or (ii) any securities of the Company over which they acquire or dispose of beneficial ownership. Notice shall be given no later than the following business day after each such transaction.
3.    Each of the undersigned agrees to form the Group for the purpose of (i) seeking representation on the Company’s Board of Directors, (ii) soliciting proxies or written consents for proposals submitted to shareholders for approval and the election of the persons nominated by Aviat to the Board, each at the Meeting, (ii) taking such other actions as the parties deem advisable, and (iii) taking all other action necessary or advisable to achieve the foregoing.
4.    Aviat shall have the right to pre-approve all expenses incurred in connection with the Group’s activities and agree to pay directly all such pre-approved expenses.
5.    Each of the undersigned agrees that any SEC filing, press release or shareholder communication proposed to be made or issued by the Group or any member of the Group in connection with the Group’s activities set forth in herein shall be first approved by Aviat, or its representatives, which approval shall not be unreasonably withheld.
6.    The relationship of the parties hereto shall be limited to carrying on the business of the Group in accordance with the terms of this Agreement. Such relationship shall be construed and deemed to be for the sole and limited purpose of carrying on such business as described herein. Nothing herein shall be construed to authorize any party to act as an agent for any other party, or to create a joint venture or partnership, or to constitute an indemnification. Nothing herein shall restrict any party’s right to purchase or sell securities of the Company, as he, she or it deems appropriate, in his, her or its sole discretion, provided that all such sales are made in compliance with all applicable securities laws.
    Signature Page to
Joint Filing and Solicitation Agreement

Exhibit B
7.    This Agreement may be executed in counterparts, each of which shall be deemed an original and all of which, taken together, shall constitute but one and the same instrument, which may be sufficiently evidenced by one counterpart.
8.    In the event of any dispute arising out of the provisions of this Agreement or their investment in the Company, the parties hereto consent and submit to the exclusive jurisdiction of the Federal and State Courts in the State of New York.
9.    Any party hereto may terminate his, her or its obligations under this Agreement on 24 hours’ written notice to all other parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
                    AVIAT NETWORKS, INC.

By:    /s/ Pete Smith
Name:    Pete Smith
Title:    President and Chief Executive Officer

    Signature Page to
Joint Filing and Solicitation Agreement

Exhibit B
WEINSTOCK LEGACY, LLC

By:    /s/ Craig Weinstock
Name:    Craig Weinstock
Title:    President

/s/ Craig Weinstock
Craig Weinstock

    Signature Page to
Joint Filing and Solicitation Agreement